                                                                     EXHIBIT 4.4


                 THE SHARES REPRESENTED HEREBY ARE SUBJECT TO
             (i) RESTRICTIONS ON TRANSFER AND THE REGISTRATION OF
             TRANSFER, AND (ii) MANDATORY CONVERSION UPON THE
             OCCURRENCE OF CERTAIN EVENTS--SEE REVERSE SIDE
- -----------                                                          -----------
  Number                                                                Shares
DS
- -----------                                                          -----------
                            A. H. BELO CORPORATION

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
           THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK
                SEE REVERSE SIDE FOR RIGHTS PLAN CERTIFICATION


     SERIES B                                        CUSIP  080555 20 4
PAR VALUE $1.67 EACH                         SEE REVERSE FOR CERTAIN DEFINITIONS
                                                      AND RESTRICTIONS




         ------------------------------------------------------------
This Certifies that








is the owner of
         ------------------------------------------------------------

            FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF

A.H. BELO CORPORATION transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued under and shall be subject to all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any amendments thereto, copies of which are on file with the Corporation and the Transfer Agent, to all of which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
                                                                         [STOCK]

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.



[SEAL]
        DATED:

                                       COUNTERSIGNED AND REGISTERED:
                                       CHEMICAL MELLON SHAREHOLDER SERVICES, LLC
                                       BY                         TRANSFER AGENT
                                                                   AND REGISTRAR


        /s/ROBERT W. DECHERD          /s/BRENDA C. MADDOX
        CHAIRMAN OF THE BOARD                   TREASURER


                                                            AUTHORIZED SIGNATURE


SEE REVERSE SIDE FOR RESTRICTIONS ON THE RIGHTS, PRIVILEGES, AND PREFERENCES OF
                      THESE SHARES AND HOLDERS THEREOF.
                                                                      LOT 2 FACE

                            A.H. BELO CORPORATION

        The Corporation is authorized to issue three series of Common Stock (Series A, Series B, and Series C), and more than one series of preferred stock. Upon written request of the recordholder of this Certificate to the Corporation at its principal place of business or registered office, a full statement of the powers, designations, preferences, and relative participating optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights will be furnished without charge.

        The holders of Series B Stock, are entitled to ten (10) votes per share, voting as a single class with the holders of all outstanding shares of Series A Stock and outstanding shares, if any, of Series C Stock, Shares of Series B Stock are subject to significant restrictions on transfer and registration of transfer and to mandatory conversion upon the occurrence of certain events. In general, Series B Stock can be transferred only to the "Permitted Transferees" (as defined in Article Four of the Corporation's Certificate of Incorporation).

        As a condition to transfer of Series B Stock the Corporation requires affidavits or other proof acceptable to the Corporation and its tranfer agent that the transferee is a Permitted Transferee. Series B Stock presented for transfer shall be presumed to be presented for conversion and delivery of Series A Stock to a person who is not a Permitted Transferee unless accompanied by such evidence to the contrary when delivered to the Corporation or its transfer agent.

        Shares of Series B Stock are freely convertible into shares of Series A Stock. The holder of such shares may exercise the conversion privilege at any time by surrendering the certificate(s) representing Series B Stock to the Corporation or its transfer agent and completing and signing the written notice of election to convert such shares into Series A Stock set forth at the bottom of this certificate.

        All statements herein are qualified in their entirety by reference to the provisions of Article Four of the Corporation's Certificate of Incorporation and the Certificate of Designation by which the Series B Stock was created, both of which are incorporated herein by this reference.

        The Communications Act of 1934 imposes restrictions on the ownership of shares of the Corporation by aliens. Article IX, Section 5 of the Bylaws of the Corporation provides that (a) not more than one-fourth of the equity or voting power of the Corporation shall at any time be owned of record or voted by or for the account of aliens, and (b) if the stock records of the Corporation shall at any time disclose one-fourth alien ownership or voting power, no transfers of shares to aliens will be made and, if it shall thereafter be found that such shares are in fact held by or for the account of an alien, such shares will not be entitled to vote, to receive dividiends, or to any other rights, except the right to transfer such shares to a United States citizen.
For these purposes, "alien" shall include the following: any individual not a citizen of the United States of America and any representative of any such individual, any corporation or other entity organized under the laws of any foreign government; any foreign government, its agencies or representatives;
any partnership of which any partner is an alien, except for limited partners insulated in accordance with the rules and regulations of the Federal Communications Commission; any corporation or other entity controlled directly or indirectly by other than United States citizens; and any other entity or individual determined to be an alien under Section 310 of the Communications Act of 1934, as amended, or the rules and regulations of the Federal Communications Commission.

                        ------------------------------

                                ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of the certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ______________ Custodian _____________
                       (Cust)                  (Minor)
                      Under Uniform Gifts to Minors Act

                      ____________________________________
                                   (State)

   Additional abbreviations may also be used though not in the above list.

                              ------------------------------


        For Value Received,_______________hereby sell, assign, and transfer into

  PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
 ________________________________________

________________________________________________________________________________

________________________________________________________________________________
    PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE, INCLUDING ZIP CODE

________________________________________________________________________________

_____________________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
_______________________________ Attorney to transfer such stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated_______________________________

Signature(s) Guaranteed:

____________________________________         ___________________________________
THE SIGNATURE(S) MUST BE GUARANTEED                     Signature(s)
BY AN ELIGIBLE GUARANTOR INSTITUTION         NOTICE: THE SIGNATURE(S) TO THIS
(BANKS, STOCKBROKERS, SAVINGS AND            ASSIGNMENT MUST CORRESPOND WITH THE
LOAN ASSOCIATIONS AND CREDIT UNIONS          NAME(S) AS WRITTEN UPON THE FACE
WITH MEMBERSHIP IN AN APPROVED               OF THE CERTIFICATE IN EVERY
SIGNATURE GUARANTEE MEDALLION PROGRAM),      PARTICULAR, WITHOUT ALTERATION OR
PURSUANT TO S.E.C. RULE 17Ad-15.             ENLARGEMENT OR ANY CHANGE WHATEVER.

                        ------------------------------

               UNLESS THE FOLLOWING CERTIFICATE OF PERMITTED TRANSFEREE IS COMPLETED AT TIME OF REQUEST FOR TRANSFER, SHARES OF SERIES A STOCK (RATHER THAN SERIES B STOCK) WILL BE ISSUED AUTOMATICALLY ON A SHARE-FOR-SHARE BASIS UPON TRANSFER PURSUANT TO THE FOREGOING ASSIGNMENT

                     CERTIFICATE OF PERMITTED TRANSFEREE

        The undersigned hereby certifies that the undersigned, the assignee of _______________ shares of Series B Stock represented by the within certificate, is ____________________________________________________________________________
                          (State relationship to assignor)
of the assignor and as such is a Permitted Transferee (as defined in Article Four of the Corporation's Certificate of Incorporation). The undersigned hereby requests that such shares of Series B Stock be transferred to and registered in the name of the undersigned. The undersigned hereby acknowledges that such shares of Series B Stock may not be transferred into "street" or nominee name or to any person who is not a Permitted Transferee and that any such shares subsequently transferred to "street" or nominee name or to a person who is not such a Permitted Transferee will be deemed to have been converted automatically into shares of Series A Stock in accordance with Article Four of the Corporation's Certificate of Incorporation.

____________________________________         ___________________________________
            Address                                   Print Name

____________________________________         ___________________________________
      City, State, Zip Code                            Signature

Dated_______________________________

NOTICE OF ELECTION TO CONVERT SHARES OF SERIES B STOCK INTO SHARES OF SERIES A
                                     STOCK

        The undersigned hereby converts________________shares of Series B Stock represented by this certificate into the number of shares of Series A Stock to be registered in the name of the undersigned (any balance of shares not converted hereby will be returned to the undersigned as shares of Series B Stock).

Dated________________________________        ___________________________________
                                                         Signature

        This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between A.H. Belo Corporation and Chemical Melon Shareholder Serivces, L.L.C., dated as of March 10, 1988, amended and restated as of February 28, 1996, as amended or supplemented (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of A.H. Belo Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. A.H. Belo Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in the Rights Agreement) may become null and void.